LEASE

                                      from

                            CHALFONT EQUITIES, L.L.C.

                                       to

                        COMMERCE BANK/PENNSYLVANIA, N.A.




                                    Article 1

                           Reference Date and Exhibits





1.1      Data



DATE                                  :        March ____, 2000

LOCATION OF PREMISES                  :        Route 202 & Schoolhouse Lane
                                               New Britain Township
                                               Bucks County, PA

LANDLORD                              :        Chalfont Equities, L.L.C.

ORIGINAL ADDRESS OF LANDLORD          :        17000 Horizon Way
                                               Suite 200
                                               Mount Laurel, NJ  08054

TENANT                                :        Commerce Bank/Pennsylvania, N.A.

ORIGINAL ADDRESS OF TENANT            :        c/o Commerce Bancorp, Inc.
                                               1701 Route 70 East
                                               Cherry Hill, NJ 08034

LEASE TERM                            :        Twenty Years

ANNUAL FIXED RENT RATE                :        Year     1-5      $80,000.00
                                                        6-10     $88,000.00
                                                        11-15    $96,800.00
                                                        16-20    $106,480.00

1.2      Table of Contents

ARTICLE I - Reference Data and Exhibits                                     Page

1.1      Data                                                                 1
1.2      Table of Contents                                                    2

ARTICLE II - Premises and Term

2.1      Premises                                                             4
2.2      Term                                                                 4
2.3      Option to Extend                                                     4

ARTICLE III - Improvements

3.1      Construction of Improvements                                         4
3.2      Contractor                                                           5
3.3      Signs                                                                5

ARTICLE IV - Rent

4.1      The Rent, Minimum Fixed and Percentage                               5

ARTICLE V - Real Estate Taxes

5.1      Real Estate Taxes                                                    5
5.2      Taxes                                                                6
5.3      Method of Payment                                                    6

ARTICLE VI - Utilities and Services

6.1      Utilities and Charges Therefore                                      6

ARTICLE VII - TENANT'S Additional Covenants

7.1      Affirmative Covenants                                                7
         7.1.1    Use                                                         7
         7.1.2    Compliance with Law                                         7
         7.1.3    Payment of TENANT'S Work                                    7
         7.1.4    Indemnity and Liability Insurance                           8
         7.1.5    LANDLORD'S Right to Enter                                   8
         7.1.6    Personal Property at TENANT'S Risk                          8
         7.1.7    Payment of LANDLORD'S Cost of Enforcement                   8
         7.1.8    Yield Up                                                    8
         7.1.9    Maintenance                                                 9
         7.1.10   Insurance                                                   9

7.2      Negative Comments                                                    9

         7.2.1    Overloading, Nuisance, etc.                                 9
         7.2.2    Installation, Alteration or Additions                       10

ARTICLE VIII - LANDLORD'S Additional Covenants

8.1      Warranty on Use                                                      10
8.2      Competing Use                                                        10

ARTICLE IX - Casualty or Taking

9.1      TENANT to Repair or Rebuild in the Event of Casualty                 10
9.2      Right to Terminate in Event of Casualty                              10
9.3      Eminent Domain                                                       11

                                                                            Page
ARTICLE X - Defaults

10.1     Events of Default                                                    11
10.2     Remedies                                                             12
10.3     Remedies Cumulative                                                  12
10.4     LANDLORD'S and TENANT'S Right to Cure Defaults                       12
10.5     Effect of Waivers of Default                                         12

ARTICLE XI - Miscellaneous Provisions

11.1     Assignment, Subletting, etc.                                         13
11.2     Notice from One Party to Other                                       13
11.3     Quiet Employment                                                     13
11.4     Recording                                                            13
11.5     Acts of God                                                          13
11.6     Waiver of Subrogation                                                14
11.7     Rights of Mortgagee and Subordination                                14
         11.7.1                                                               14
         11.7.2   No Accord and Satisfaction                                  15
11.8     Applicable Law and Construction                                      15

ARTICLE XII - Permits and Approvals

12.1     Tenant Obligations                                                   15
12.2     Approvals                                                            15
12.3     Easements                                                            15

ARTICLE XIII - Net, Net, Net Lease

13.1     Net, Net, Net Lease                                                  15

ARTICLE XIV - Right of First Refusal

14.1     Right of First Refusal to Lease                                      16
14.2     Right of First Refusal to Purchase                                   16

ARTICLE XV - Holdover

15.1     Holdover                                                             16

ARTICLE XVI - Common Area

16.1     Common Area                                                          17
16.2     Common Area Charges                                                  17
16.3     Determination and Payment of Common Area Charges                     17
16.4     Construction Cost                                                    17

ARTICLE XVII - Environmental

17.1     Environmental Matters                                                17

ARTICLE XVIII -

18.1     Title                                                                18
18.2     Ownership                                                            18

                                   ARTICLE II

                                Premises and Term

         2.1 Premises - LANDLORD hereby leases to TENANT and TENANT hereby leases from LANDLORD, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the premises shown on Exhibit "A" and described in Exhibit "B", both annexed hereto and made a part hereof, together with any and all improvements, appurtenances, rights, privileges and easements befitting, belonging or pertaining thereto and a building no greater than 4,000 square feet, so long as such building is within the perimeter of the leased premises as shown on Exhibit "A".

         2.2 Term - TO HAVE AND TO HOLD for a term beginning at the earlier of
(a) Ninety (90) days (inclusive of the time for objectors to appeal for any approval) after TENANT has obtained approval for the construction of the branch bank as set forth in Article 12 (notwithstanding TENANT may not have commenced construction) and continuing for the Lease term of twenty (20) years unless sooner terminated as hereinafter provided. When dates of the beginning and end of the Lease term have been determined, such dates shall be evidenced by a document in form for recording, executed by LANDLORD and TENANT and delivered each to the other.

         2.3 Option to Extend - So long as TENANT is not in default hereunder, TENANT shall have the right to extend this Lease for four (4) periods of five
(5) years under the same terms, conditions and provisions as in the original term, at the following rentals:

             Option Years      1 - 5                     $117,128.00
                               6 -10                     $128,840.00
                               11-15                     $141,725.00
                               16-20                     $155,898.00


         TENANT shall give written notice of its intention to exercise each extension option not less than Ninety (90) days prior to the expiration of the then current term. Lack of written notice by TENANT of its intention to exercise any option prior to ninety (90) days before the expiration of the then current term shall be deemed to constitute exercise of that option by the TENANT.

         TENANT shall be responsible for any transfer tax associated with this lease.


                                   ARTICLE III

                                  Improvements

         3.1 Construction of Improvements - TENANT agrees to construct, at its sole cost, a branch banking facility, pursuant to the attached Site Plan, subject to reasonable approval by the LANDLORD of the building plans and specifications, including all necessary site work and public improvements. TENANT shall be responsible for securing all approvals and permits for its use. If such approvals cannot be secured, then TENANT may terminate the lease by giving LANDLORD written notice and thirty (30) days to cure.

         3.2 Contractor - TENANT shall have the right to select and approve the contractor to complete the construction, which shall be subject to the approval of the LANDLORD. Approval by LANDLORD shall not be unreasonably withheld.

         3.3 Signs - TENANT shall have the right to erect such signs as permitted by applicable zoning ordinances within the leased area, provided it does not preclude LANDLORD from erecting signs for tenants for the balance of the shopping center. Tenant agrees that it shall share equally a monument sign with KinderCare and all related costs. In the event Tenant is unable to obtain all required approvals for signs sufficient to properly identify its business, including a monument or pylon type sign, and a building mounted "C" logo sign, it may elect to terminate the lease with no further obligation to the Landlord.

                                   ARTICLE IV

                                      Rent

         4.1 The Rent, Minimum Fixed - TENANT covenants and agrees to pay rent to LANDLORD at the original address of LANDLORD or such other place as LANDLORD may by notice in writing to TENANT from time to time direct, at the following rates and times.

         (a) TENANT agrees to pay to LANDLORD base annual fixed rent for the Premises in accordance with and in the amount set forth in Paragraph 1.1 "Data". The base annual fixed rent shall be paid in equal monthly installments in advance on the first (1st) day of each month beginning on the Commencement Date. In addition to the base annual fixed rent, TENANT shall pay as and when the same become due and owing as additional rents, all other monies provided for in the Lease. It is the parties intention that all charges and assessments charged to or assessed against the Premises shall be the responsibility of the TENANT, such that the Lease shall be "net, net, net" to the LANDLORD, excepting only interest and principal on any mortgage made by the LANDLORD and effecting the Premises.

         (b) For purposes of this Lease, the scheduled increases in the base annual fixed rate shall occur on the first day of the sixth (6th), eleventh
(11th) and sixteenth (16th) years of the Initial Term as same is determined pursuant to Paragraph 2.2 and on the first day of the first (1st), the sixth
(6th), eleventh (11th) and sixteenth (16th), years of the Option Terms.

         (c) If any installment under this Lease is not paid within fifteen (15) days of the time and at the place and in the manner specified, then LANDLORD may, at its option, declare TENANT in default.

                                    ARTICLE V

                                Real Estate Taxes

         5.1 Real Estate Taxes - As additional rent, TENANT agrees to pay all real estate taxes levied upon the Premises, improvements located on the

Premises, the leasehold estate, or any sublease hold estate of any nature including special assessments. The obligation for payment by TENANT of all real estate taxes shall commence simultaneously with the payment of rent hereunder.

         5.2 Taxes - TENANT agrees to pay all taxes levied upon rents and personal property, including trade fixtures and inventory, kept on the demised Premises, covered by Section 5.1 after presentation to TENANT by LANDLORD of statements from the taxing jurisdiction in which said property is located. TENANT, however, will pay only the lowest discounted amount and will not be required to pay any penalty, interest or cost occurring by reason of LANDLORD'S failure to secure said tax statements in a timely fashion from the taxing authorities for any tax required to be paid by TENANT.

 LANDLORD may, however, direct the taxing authorities to send the statements directly to TENANT. "In the event LANDLORD directs the taxing authorities to send a statement directly to TENANT, TENANT shall make all such payments directly to the taxing authority at least ten (10) days before any delinquency and before any fine, interest or penalty shall become due or imposed by operation of law for their non-payment. Further, TENANT shall furnish to LANDLORD within ten (10) days of the date when any tax, assessment or charge would become delinquent, receipts or other satisfactory evidence establishing the timely payment of said taxes or charges." LANDLORD further agrees that TENANT, in the name of LANDLORD, but at TENANT'S sole expense, may protest any assessment before any taxing authority or board or maintain any necessary legal action in reference to said assessment or for the recovery of any taxes paid thereon. Nothing herein contained shall require TENANT to pay any income or excess profits, taxes assessed against LANDLORD or any corporation, capital stock, or franchise tax imposed upon LANDLORD.

         5.3 Method of Payment - LANDLORD shall give written notice advising TENANT of the amount of real estate taxes, together with a copy of the tax bill, and TENANT shall pay such amount to LANDLORD within thirty (30) days after receipt of such notice. If this Lease shall terminate during a tax year, TENANT shall pay to LANDLORD, a prorated portion of the amount that would have been due for the full tax year based on the number of days of said tax year expired on the date of termination.

                                   ARTICLE VI

                             Utilities and Services

         6.1 Utilities and Charges Therefore - TENANT agrees to pay directly to the authority charged with the collection thereof, all charges for water, gas, electricity, sanitary sewer and sprinkler changes, telephone connection and standby fees and other utilities used or consumed in the Premises and shall make its own arrangements for such utilities. In the event any such services cannot be reasonably procured from any public agency, and LANDLORD provides any such services, TENANT shall reimburse LANDLORD for its proportionate share of any such services used or consumed in the demised premises as additional rental.

                                   ARTICLE VII

                          TENANT'S Additional Covenants

         7.1 Affirmative Covenants - TENANT covenants at its expense at all times during the Lease term and such further time as TENANT occupies the Premises or any part thereof.

                  7.1.1 Use - TENANT shall use and permit the use of the Premises and the improvements to be constructed thereon primarily for the operation of a branch bank, provided that (subject to the other terms and conditions of this Lease), TENANT may at any time use the Premises and the building and other improvements to be constructed thereon, for any other lawful commercial purposes which do not conflict with existing primary uses in the shopping center which forms part of the common area, with such uses to be approved by the LANDLORD, which approval shall not be unreasonably withheld. Neither TENANT nor its subtenants, if any, shall commit any nuisance, nor permit the emission of any objectionable noise or odor, nor bring on, deposit or allow to be brought on or deposited on the Premises any asbestos materials or any other Hazardous Substance or materials as the same may be defined by Federal, State or local laws, rules, statutes or regulations or in the Environmental Rider annexed hereto, nor use the property in such a manner which negatively effects the reversion.

                  7.1.2 Compliance with Law - To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority because of TENANT'S use of the Premises, to keep the Premises equipped with all safety appliances so required because of such use; to pay all municipal, county or state taxes assessed against the personal property of any kind owned by or placed in, upon or about the premises by TENANT; and to comply with the orders and regulations of all governmental authorities, as well as all Insurance Carriers and Underwriters.

                  7.1.2 (A) TENANT has the right to contest by appropriate judicial or administrative proceeding, without cost or expense to the LANDLORD, the validity or application of any law, ordinance, order, rule, regulation or requirement ("law") which the TENANT legitimately deems unduly burdensome or inappropriate and TENANT shall not be in default for failure to comply with such law until the legally permitted time following final determination of TENANT'S contest expires; provided, however, if LANDLORD gives notice of request, TENANT shall first furnish LANDLORD with a bond, satisfactory to LANDLORD in form and insurer, guaranteeing compliance by TENANT with the contested law and indemnifying LANDLORD against all liability that LANDLORD may sustain by reason of TENANT'S failure or delay in complying with the law. LANDLORD may, but is not required to, contest any such law independent of TENANT. On TENANT'S notice of request, LANDLORD may join in TENANT'S contest.

                  7.1.3 Payment for TENANT'S Work - To pay promptly when due the entire cost of any work to the Premises undertaken by TENANT and to bond against or discharge any liens for labor or materials within ten (10) days after written request by LANDLORD; to procure all necessary permits before undertaking such work; and to do all of such work in a good and workmanlike manner, employing new materials of good quality and complying with all governmental requirements.

                  7.1.4 Indemnity and Liability Insurance - To defend with counsel, save harmless and indemnify LANDLORD from all claims or damage to or of any person or property while on the premises unless arising from any omission, fault, negligence or other misconduct of LANDLORD, and from all claims or damage to or of any person or property occasioned by any omission, fault, neglect or other misconduct of TENANT; to maintain in responsible companies qualified to do business in the state in which the premises is located and in good standing therein, public liability insurance covering the premises insuring LANDLORD, as well as TENANT, with limits at least equal to those stated in Section 1.1, workmen's compensation insurance with statutory limits, covering all of TENANT'S employees working in the premises, and to deposit promptly with LANDLORD certificates for such insurance and all renewals thereof, bearing the endorsement that the policies will not be canceled until after ten (10) days written notice to LANDLORD. TENANT'S obligations hereunder may be satisfied through a blanket insurance policy covering other interests of the TENANT.

                  7.1.5 LANDLORD'S Right to Enter - To permit LANDLORD and its agents to examine the premises at reasonable times and to show the premises to prospective purchasers and lenders, provided such entry shall not unreasonably interfere with TENANT'S operation and conduct of its business in the demised premises or compromise security.

                  7.1.6 Personal Property at TENANT'S Risk - That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of TENANT and of all persons claiming under TENANT, may be on the premises, shall be at the sole risk and hazard of TENANT, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, no part of said loss or damage is to charged to or be borne by LANDLORD, except that LANDLORD shall in no event be indemnified or held harmless or exonerated from any liability resulting from its sole negligence, failure to perform any of its obligations under this Lease or to any extent prohibited by law.

                  7.1.7 Payment of LANDLORD'S Cost of Enforcement - To pay on demand LANDLORD'S expenses, including reasonable attorney's fees, incurred in enforcing any obligation of TENANT under this Lease or in curing any default by TENANT under this Lease as provided in Section 10.4, provided LANDLORD shall prevail in any judicial proceedings in respect to such enforcement.

                  7.1.8 Yield Up - At the expiration of the Lease term or earlier termination of this Lease, TENANT shall remove all trade fixtures and personal property, to repair any damage caused by such removal, to remove all TENANT'S signs wherever located and to surrender all keys to the premises and yield up the premises, broom clean and in the same good order and repair in which TENANT is obligated to keep and maintain the premises by the provisions of this Lease, reasonable wear and tear and insured damage by fire, casualty or taking excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by LANDLORD in such manner as LANDLORD shall determine, without any obligation on the part of LANDLORD to account to TENANT for any proceeds therefrom, all of which shall become the property of LANDLORD. Any holdover by TENANT will not be deemed an extension of this Lease, and TENANT shall indemnify LANDLORD against all losses and damages from a failure to surrender.

                  7.1.9 Maintenance - Throughout the term, TENANT shall, at TENANT'S sole cost and expense maintain the premises and all improvements thereon in good condition and repair, ordinary wear and tear excepted, and in accordance with all applicable laws, rules, ordinances, orders and regulations of (1) federal, state, county, municipal and other governmental agencies and bodies having or claiming jurisdiction and all of their respective departments, bureaus and officials; (2) the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction; and (3) all insurance companies insuring all or any part of the premises of the improvements located thereon, or both except as provided below and subject only to the provisions of Paragraph 9.2, TENANT shall promptly and diligently repair, restore and replace as required to maintain the premises and the improvements in the condition set forth above, or to remedy all damage to or destruction of all or any part of the improvements.

                  (A) The completed work of maintenance, compliance, repair, restoration or replacement shall be equal in value, quality and use to the condition of the improvements before the event giving rise to the work, unless otherwise provided for in this Lease. LANDLORD shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in or upon or on the premises, LANDLORD'S election to perform any obligations of the TENANT under this provision on TENANT'S failure or refusal to do so shall not constitute a waiver of any right or remedy for TENANT'S default and TENANT shall promptly reimburse, defend and indemnify LANDLORD against all liability, loss, cost and expense arising from it.

                  7.1.10 Insurance - TENANT shall maintain in full force and effect, at its own cost, full replacement cost coverage insurance covering the demised premises (and all improvements for the full insurable value) against loss or damage by fire or casualty, with the usual extended coverage endorsements, together will endorsements protecting against loss or damage resulting from malicious mischief, sprinkler leakage and vandalism all in amounts not less than replacement parts value above foundation walls. All insurance policies shall name the LANDLORD as its interest may appear.

         7.2 Negative Covenants - TENANT covenants at all times during the Lease term and such further times as TENANT occupies the premises or any part thereof:

                  7.2.1 Overloading Nuisance, etc. - Not to injure, overload, deface or otherwise harm the premises; nor commit any nuisance; nor make any use of the premises which is improper, offensive or contrary to any law or ordinance.

                  7.2.2 Installation, Alteration or Additions - Not to make any installations, alterations or additions (except only the installation of fixtures necessary for the conduct of its business), without on each occasion obtaining prior written consent of LANDLORD, LANDLORD'S consent not be unreasonable withheld. No consent shall be required for nonstructural alterations not exceeding $100,000 in cost. No addition will be allowed which increases the building size to more than 4,000 square feet, or which violates the terms of Paragraph 2.1 of this Lease.

                                  ARTICLE VIII

                         LANDLORD'S Additional Covenants

         8.1 Warranty on Use - LANDLORD warrants and represents that at the commencement of construction it will be the Owner in Fee of the Land shown on Exhibit "A" and described in Exhibit "B". LANDLORD has no knowledge of and TENANT acknowledges that there are zoning regulations, restrictive agreements, leases or other instruments which prevent the use of the premises for the purpose intended herein, nor otherwise conflict with any of the provisions of this Lease and that a portion of the project requires rezoning. TENANT'S sole and conclusive remedy for a breach of this warranty shall be its right, at its election, to terminate the Lease prior to commencement of construction. TENANT shall be responsible for securing the zoning and all approvals.

         8.2 Competing Use - During the term of this Lease, provided TENANT is not in default, LANDLORD agrees not to lease or sell any portion of the project, of which the leased premises is a part, to a commercial bank, savings bank, savings and loan or credit union.


                                   ARTICLE IX

                               Casualty or Taking

         9.1 TENANT to Repair or Rebuild in the Event of Casualty - In case the Premises or any part thereof shall be damaged or destroyed by fire other casualty, taken (which term or reference to eminent domain action generally, for the purposes of this Article shall include a sale in lieu of the exercise of the right of eminent domain) or ordered to be demolished by the action of any public authority in consequence of a fire or other casualty, this Lease shall, unless it is terminated as provided below in Section 9.2 or 9.3, remain in full force and effect and TENANT shall, at its expense, proceed with all reasonable dispatch, to repair or rebuild the premises and the improvements, or what may remain thereof, so as to restore them as nearly as practicable to the condition they were in immediately prior to such damage or destruction.

         9.2 Right to Terminate in Event of Casualty - In case of any damage or destruction occurring in the last five years of the original term of this Lease or during any extension of the term, to the extent of 50% or more of the insurable value of the building, TENANT may at its option, to be evidenced by notice in writing given to the LANDLORD within seven (7) days after the occurrence of such damage or destruction, in lieu of repairing or replacing the building, elect to terminate this Lease as of the date of said damage or destruction. In the event the TENANT shall so terminate the lease all insurance proceeds shall become the property of the LANDLORD.

         9.3 Eminent Domain - If the whole, or any part of the demised premises shall be taken or condemned by any competent authority for any public use or purpose during the term of this Lease. TENANT reserves the unto itself the right to prosecute its claim for an award based upon its leasehold interest for such taking, without impairing any rights of LANDLORD for the taking of or injury to the reversion.

         In the event that a part of the demised premises shall be taken or condemned that (a) the part so taken includes the building on the demised premises or any part thereof or (b) the part so taken shall remove from the premises 20% or more of the front depth of the parking areas thereof, or (c) the part so taken shall consist of 25% or more of the total parking area, or (d) such partial taking shall result in cutting off direct access from the demised premises to any adjacent public street or highway, then and in any such event, the TENANT may at any time either prior to or within a period of sixty (60) days after the date when possession of the premises shall be required by the condemning authority elect to terminate this Lease, or if any option to purchase the premises is conferred upon the TENANT by any other provision of this Lease, may as an alternative to such termination of this Lease elect to purchase the demised premises in accordance with such purpose option. In the event that TENANT shall fail to exercise any such option to terminate this Lease or to purchase the premises or in the event that a part of the demised premises shall be taken or condemned under circumstances under which the TENANT will have no such option, then and in either such event the LANDLORD shall, with reasonable promptness, make necessary repairs to and alterations of the improvements on the demised premises for the purpose of restoring the same to an economic architectural unit, susceptible to the same use as that which was in effect immediately prior to such taking, to the extent that may have been necessary by such condemnation, subject to a pro-rata reduction in rental. Any dispute resulting from Section 9.3 of this Lease shall be submitted to the American Arbitration Society, whose decision shall be binding on the parties hereto.

                                    ARTICLE X

                                    Defaults

         10.1 Events of Default - If (a) Tenant shall default in the performance of any of its obligations to pay rent or additional rent hereunder and if such default shall continue for ten (10) days after written notice from LANDLORD designating such default or if within thirty (30) days after written notice from LANDLORD to TENANT specifying any other non-monetary default or defaults, TENANT has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such corrective action to completion, or
(b) any assignment shall be made by TENANT for the benefit of credits, or (c) if TENANT'S leasehold interest shall be taken on execution, attached, levied upon or (d) if a petition is filed by TENANT for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect, or (e) if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against TENANT and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, LANDLORD lawfully may exercise all defaults rights available to it under law, including repossession of the leased property, termination of the lease, acceleration of all future rental payments, and such other rights as may be lawfully permitted.

         10.2 Remedies - In the event that this Lease is terminated under any of the provisions contained in Section 10.1 or shall be otherwise terminated for breach of any obligation of TENANT, TENANT covenants to pay punctually to LANDLORD all the sums and perform all the obligations which TENANT covenants in this Lease to pay and to perform in the same manner and to the same extent at the same time as if this Lease had not been terminated so long as such obligations shall have not been rendered unnecessary or impossible of performance by the subsequent re-letting or other occupancy permitted by LANDLORD. In calculating the amounts to be paid by TENANT under the foregoing covenant, TENANT shall be credited with the net proceeds of any rent or the value of other considerations obtained by LANDLORD by re-letting the premises, after deducting all LANDLORD'S expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, reasonable fees for legal services and expenses of preparing the premises for re-letting, it being agreed by TENANT that LANDLORD may (i) re-let the premises or any part or parts thereof, for a term or terms which may at LANDLORD'S option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease term, and (ii) make such alterations, repairs and decorations in the premises as LANDLORD in its sole judgement considers advisable or necessary to re-let the same.

         Nothing contained in this Lease shall, however, limit or prejudice the right of LANDLORD to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amounts of the loss or damages referred to above.

         10.3 Remedies Cumulative - Any and all rights and remedies which LANDLORD may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

         10.4 LANDLORD'S and TENANT'S Right to Cure Defaults - LANDLORD may, but shall not be obligated to, cure at any time, following ten (10) days prior written notice to TENANT, except in cases of emergency when no notice shall be required, any default by TENANT under this Lease; and whenever LANDLORD so elects, all costs and expenses incurred by LANDLORD, including reasonable attorney's fees, in curing a default shall be paid by TENANT to LANDLORD as additional rent on demand. TENANT shall have a like right to cure any default of LANDLORD, and TENANT may reimburse itself for the cost thereof out of succeeding rental payments.

         10.5 Effect of Waivers on Default - No consent or waiver, expressed or implied, by either party to or of any breach of any covenants, conditions or duty of the other shall be construed as a consent or waiver to or of any other breach of the same of any other covenant, condition or duty.

                                   ARTICLE XI

                            Miscellaneous Provisions

         11.1 Assignment, Subletting, etc. - LANDLORD'S written consent shall be required for any assignment, transfer or subletting except to another financial institution which consent shall not be unreasonably withheld.

         11.2 Notice from One Party to the Other - Any notice from LANDLORD to TENANT or from TENANT to LANDLORD shall be deemed duly served if mailed by registered or certified mail, return receipt requested, postage pre-paid, addressed, if to TENANT, at the original address of TENANT or such other addresses as TENANT shall have last designated by notice in writing to LANDLORD, and if to LANDLORD, at the original address of LANDLORD or such other address as LANDLORD shall have last designated by notice in writing to TENANT.

         11.3 Quiet Employment - LANDLORD agrees that upon TENANT'S paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, TENANT shall and may peaceably and quietly have, hold and enjoy the demised premises during the Lease term without any manner or hindrance or molestation from LANDLORD or anyone claiming under LANDLORD, subject to the covenants and conditions of this Lease.

         11.4 Recording - TENANT agrees not to record this Lease, but each party hereto agrees on request of the other, to execute a Notice or Short Form of this Lease in recordable form in compliance with applicable statutes, and reasonably satisfactory to LANDLORD'S and TENANT'S attorneys. In no event shall such document set forth the rental or other charges payable by TENANT under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. In the event LANDLORD and/or TENANT believe that the Lease has been lawfully terminated, abandoned or otherwise of no force and effect and the other party will not voluntarily execute a Discharge of Memorandum of Lease, the party seeking the Discharge of Memorandum of Lease may move summarily before the Pennsylvania Court of Common Pleas for a determination of whether or not the Memorandum of Lease should be discharged. The other party consents to the jurisdiction of the Pennsylvania Court of Common Pleas and agrees to proceed in a summary manner. It is expressly understood and agreed that in addition to the relief provided herein, the parties will have such additional cumulative remedies as are available to it at law or in equity for damages suffered by reason of a wrongful refusal to execute and deliver a Discharge of Memorandum of Lease.

         11.5 Acts of God - In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether or such time be designated by a fixed date, a fixed time or "a reasonable time".

         11.6 Waiver of Subrogation - All insurance which is carried by either party with respect to the demised premises, whether or not required, shall include provisions which either designates the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing such provisions.

         11.7     Rights of Mortgagee and Subordination -

                  11.7.1 This Lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust, and other encumbrances affecting the premises or the property of which said premises are a part; provided, however, that an agreement or instrument affecting such subordination shall be executed by the mortgagee or other Lender, be recorded with such mortgage or other security agreement, and a copy delivered to the TENANT and contain provisions, to the effect that (i) so long as TENANT observes the terms and provisions of this Lease and notwithstanding the Lease may be foreclosed, TENANT will not be effected or disturbed by the mortgagee in the exercise of any of its rights under the mortgage or other security agreement, or the bond, note or debt secured thereby; (ii) in the event the mortgagee comes into possession or ownership of the premises by foreclosing or otherwise, TENANT'S use, occupancy and quiet enjoyment of the premises shall not be disturbed by any such proceedings; (iii) in the event the premises are sold or otherwise disposed of pursuant to any right or power contained in the mortgage or other security agreement, or the bond or note secured thereby, or as a result of proceedings thereon, the purchaser shall take title subject to this Agreement of Non Disturbance, and all of the rights of the TENANT hereunder; (iv) in the event the buildings and improvements upon the premises are damaged by fire and other casualty, for which loss the proceeds payable under any insurance policy or policies are payable to the mortgagee, such insurance funds, when paid, shall be made available for the purpose of repair and restoration as provided in this Lease; and (v) the agreement shall be binding upon the LANDLORD, mortgagee and their respective heirs, executors, administrators, successors and assigns. The TENANT agrees to execute, at no expense to the LANDLORD, any instrument which may be deemed necessary or desirable by the LANDLORD to further effect the subordination of this Lease to any such mortgage, deed of trust or encumbrance.

                  11.7.2 No Accord and Satisfaction - No acceptance by LANDLORD of lesser sum than the rent or any other charges then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and LANDLORD may accept such check or payment without prejudice to LANDLORD'S right to recover and balance of such installments or pursue any other remedy in this Lease provided.

         11.8 Applicable Law and Construction - This Lease shall be governed by and construed in accordance with the laws of the State of Pennsylvania, and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between LANDLORD and TENANT affecting this Lease. This Lease may be amended only by instruments in writing executed by LANDLORD and TENANT. LANDLORD shall not be deemed in any way or for any purpose, to have become, by the execution of this Lease or any action taken thereunder, a partner of TENANT in its business or otherwise a joint venturer or member of any enterprises of TENANT. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "LANDLORD and TENANT" appearing in this Lease shall be construed to mean those names above and their respective heirs, administrators, successors and assigns, and those claiming through or under them respectively.

                                   ARTICLE XII

                              Permits and Approvals

         12.1 TENANT'S Obligations - The obligations of TENANT hereunder are contingent upon final approval by the bank's Board of Directors of this transaction and upon TENANT securing on or before April 15, 2000 the following unconditional and unappealable approvals:

     A. All state and federal regulatory approvals for the construction and operation of a branch bank on the leased premises.

     B. All municipal and governmental approvals required for the construction of TENANT'S proposed building including the issuance of a building permit ("Permit and Approvals").

         12.2 Approvals - TENANT shall be responsible for and shall diligently pursue all required approvals and permits and all related costs.

         12.3 Easements - TENANT shall have absolutely no right to grant any easement with regard to the premises other than such easements to public entities or public service corporations for the purpose of serving only the premises, rights-of-way or easements on or over the premises for poles or conduits, or both, for telephone, electricity, water, sanitary or storm sewers or both and for other utilities and municipal or special district services. LANDLORD shall cooperate with TENANT to permit the creation of all necessary easements.

                                  ARTICLE XIII

                               Net, Net, Net Lease

         13.1 Net, Net, Net Lease - It is the intention of LANDLORD and TENANT that the rental herein specified shall be net to LANDLORD in each lease year, that all costs, expenses, and obligations of every kind relating to the TENANT'S use and occupancy of the premises which may arise during the term of this Lease shall be paid by TENANT, and that LANDLORD shall be indemnified by TENANT against any such costs, expenses and obligations.

                                   ARTICLE XIV

                             Right of First Refusal

         14.1 Right of First Refusal to Lease - If within one hundred eighty
(180) days prior to the conclusion of this Lease and all options to extend the term thereof, LANDLORD shall desire to accept a bona fide offer received by it to lease any part of the Premises, LANDLORD shall notify TENANT of such a desire in the manner provided in this Lease for the giving of notice, and TENANT shall have the right of first refusal to lease said premises exercisable within ten
(10) days of said written notice upon the terms contained in the notice. This provision shall only be effective after the termination, expiration or conclusion of the original lease term and all options to extend the Lease, and shall not affect the premises during the term of this Lease or any option to extend the term thereof.

         14.2 Right of First Refusal to Purchase - TENANT shall have the right of first refusal to purchase the demised premises as hereinafter set forth. If at any time during the term as extended, LANDLORD shall receive a bona fide offer from a third person for the purchase of the demised premises, which offer LANDLORD shall desire to accept, LANDLORD shall promptly deliver to TENANT a copy of such offer, and TENANT may, within fifteen (15) days thereafter, elect to purchase the demised premises on the same terms as those set forth in such offer, excepting that TENANT shall be credited against the purchase price to be paid by TENANT, with a sum equal to the amount of any brokerage commissions, if any, which LANDLORD shall save by a sale to TENANT. If LANDLORD shall receive an offer for the purchase of the demised premises, which is not consummated by delivering a deed to the offerer, the TENANT'S right of first refusal to purchase shall remain applicable to subsequent offers. If LANDLORD shall sell the demised premises after a failure of TENANT to exercise its right of first refusal, such shall be subject to the Lease and shall continue to be applicable to subsequent sales of the demised premises. Notwithstanding the foregoing, TENANT'S right of first refusal shall not apply or extend to any sales or transfers between LANDLORD and any affiliates in which the principals of the LANDLORD are the majority shareholders to any family trusts or to the heirs of the principals of LANDLORD. LANDLORD shall be entitled to net the same amount under any right of first refusal exercise.

                                   ARTICLE XV

                                    Holdover

         15.1 Holdover - In the event that TENANT continues in use and occupancy and holds over in possession of the premises after the expiration of the Initial Term or, properly exercised, the Option Term, in addition to all other damages to which LANDLORD may be entitled, the monthly rent during the period of holdover shall be in a sum equal to double the amount of the monthly installment of base annual fixed rent during the last month of the term which has just expired. Said holdover rent shall be in addition to all additional rents for which the TENANT shall be responsible during the holdover period.

                                   ARTICLE XVI

                                   Common Area

         16.1 Common Area - LANDLORD hereby grants to TENANT, in common with LANDLORD and other tenants, with respective invitees and licensees, the right to use the parking and public areas in the project of which the Leased Premises is a part, subject to the conditions hereinafter provided. TENANT hereby agrees that:

     (a)  LANDLORD may designate an area for TENANT'S employee parking

     (b) Said parking area will not be used for permanent garaging or overnight parking

     (c) TENANT will conform with the reasonable rules and regulations of the Shopping Center common area

     (d) LANDLORD agrees that it will permit construction of the parking area in substantial conformance with the attached plan.

         16.2 Common Area Charges - As additional rental, TENANT agrees to pay its pro rata share of the common area maintenance costs which shall include maintenance, landscaping, illumination, cleaning, snow and ice removals, common sewerage disposal costs, common signs, and all other common area costs. If TENANT is the only occupant on the property then it shall be responsible for 100% of common area charges.

         16.3 Determination and Payment of Common Area Charges - All such common area charges shall be deemed additional rental and shall be paid in monthly installments equal to 1/12th of TENANT'S estimated common are contribution. TENANT'S common area pro rata shall be determined pursuant to the following formula:

Total Common Area Charges x Net Square Ft    =        TENANT Common Area
of Tenant's Leased Premises                           Charges
Occupied Land Area of Project

         16.4 Construction Cost - TENANT shall construct its own building at its own costs and bear all construction within its demised premises, as identified in Exhibit A.

                                  ARTICLE XVII

                                  Environmental

         17.1 Environmental Matters -

                  A. LANDLORD represents and warrants that any handling, transportation, storage, treatment or usage of hazardous or toxic substances (as defined by any applicant government authority and hereinafter being referred to as "Hazardous Materials") that has occurred or will occur on the Demised Premises shall be in compliance with all applicable federal, state and local laws, regulations and ordinances. TENANT represents and warrants that any handling, transportation, storage, treatment or usage of Hazardous Materials by TENANT at the Demised Premises shall be in compliance with applicable federal, state and local laws. LANDLORD further represents and warrants that no leak, spill, discharge, emission or disposal of Hazardous Materials has occurred or will occur on the Demised Premises and that the soil, groundwater, soil vapor on or under the Demised Premises is or will be free of Hazardous Materials as of the date hereof. LANDLORD agrees to indemnify, defend and hold TENANT and its officers, from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorney's fees, consultants fees, and expert fees which arise during or after the Primary Term or any Renewal Term, or in connection with the presence of suspected presence of Hazardous Materials in the soil, groundwater, or soil vapor on or under the Demised Premises, unless such Hazardous Materials are present solely as the result of the acts of TENANT, its officers, employees or agents. Without limiting the generality of the foregoing, this indemnification shall survive the expiration of this Lease and does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Materials in the soil, groundwater or soil vapor odor under the Demised Premises, unless the hazardous Materials are present solely as the result of the acts of TENANT, its officers, agents or employees. Without limiting the generality of the foregoing, this indemnification shall also specifically cover costs in connection with:

                    1. Hazardous Materials present or suspected to be present in the soil, groundwater or soil vapor on or under the Demised Premises before the date hereof; or

                    2. Hazardous Materials that migrate, flow, percolate, diffuse or in any move onto or under the Demised Premises after the date hereof; or

                    3. Hazardous Materials present on or under the Demised Premises as a result of any discharge, dumping, spilling (accidental or otherwise) onto the Demised Premises during or after the Primary Term or any Renewal Term by any person or entity.

                  B. TENANT agrees to indemnify LANDLORD and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorney's fees, consultants fees and expert fees which arise during or after the Primary Term or any Renewal Term in connection with the presence of toxic or hazardous substances in the soil, groundwater, or soil vapor on or under the Demised Premises to the extent such presence is caused by the acts of Tenant, its officers, employees and agents.

                  C. A condition precedent to this Lease shall be TENANT's satisfactory review of the report (the "Phase I Environmental Survey") on the environmental condition of the land on which the Demised Premises is located. LANDLORD agrees to provide TENANT with a Phase I Environmental Survey of the land on which the Demised Premises is located. In the event that TENANT shall discover in its review of the Phase I Environmental Survey that any Hazardous Materials may be present in the soil, ground water or soil vapor on or under the Demised Premises, TENANT may, upon written notice to LANDLORD within ten (10) days after the date TENANT receives the Phase I Environmental Survey, terminate this Lease.

                  D. If during the term of this Lease any governmental authority requires the remediation of Hazardous Materials from the Demised Premises or the Shopping Center and such remediation materially affects TENANT's business operations or poses a safety threat to TENANT's employees or customers, then TENANT shall be entitled to an equitable abatement of rent from the date such interference or safety hazard occurs to the date such interference and safety hazard are no longer present.

                                  ARTICLE XVIII

         18.1 Title - This lease shall be subject and subordinate to the lien of any bank or institution or other mortgage or mortgages now or hereafter in force against LANDLORD's property, and to all advances made upon the security thereof, provided the holder of any such mortgage shall execute and deliver to TENANT an agreement, in the form of Exhibit D attached hereto, or as otherwise agreed to by TENANT, LANDLORD and such holder, providing that such holder will recognize this lease and not disturb TENANT's possession of the premises in the event of foreclosure if TENANT is not then in default hereunder beyond any applicable cure period. TENANT agrees, upon receipt of such agreement, to execute such further instrument(s) as may be necessary to subordinate this lease to the lien of any such mortgage. The term "mortgage" shall include deeds of trust or any other similar hypothecations.

         18.2 Ownership - LANDLORD warrants that it will own in fee the subject premises at the commencement of the lease, subject only to the liens, mortgages and encumbrances listed on the attached schedule, evidenced by a title report provided by LANDLORD to TENANT within forty-five (45) days of the execution of this lease, which shall be subject to TENANT's reasonable approval. TENANT'S lease hereunder shall be subordinate only to such liens where the holder of such liens has executed and delivered to TENANT in the form attached hereto a Subordination and Non-Disturbance Agreement.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this day and year first above written.


                                        TENANT:  COMMERCE BANK/PENNSYLVANIA, N.A

____________________________            BY: _______________________________
Attest                                      Thomas H. Arasz
                                            Senior Vice President/
                                            Real Estate Officer




                                        LANDLORD:  CHALFONT EQUITIES, L.L.C.


____________________________            BY: _______________________________
Attest